EXHIBIT 5.1

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street

Suite 1100

Miami, FL 33131

T: 305 374 5600

F: 305 374 5095

March 01, 2022

Solitron Devices, Inc.

901 Sansburys Way

West Palm Beach, FL 33411

Re: Solitron Devices, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Solitron Devices, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to: (i) the offer and sale by the Company of up to 40,994 shares of the Company’s common stock, par value $0.01 per share (the “Plan Shares”) that may be issued pursuant to the Company’s 2019 Stock Incentive Plan (the “Plan”); and (ii) the offer and sale from time to time by the selling stockholders listed in the Registration Statement under “Selling Stockholders” of up to 184,006 outstanding shares of common stock (the “Resale Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or implied beyond the opinions expressly so stated.

In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the certificate of incorporation and by-laws of the Company, each as amended to the date hereof; (ii) records of corporate proceedings of the Company related to the Plan, (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained.

With your permission, we have made and relied upon the following assumptions, without any investigations or inquiry by us, and our opinions expressed below are subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Plan Shares; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to originals of such documents, all such original documents are authentic, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Solitron Devices, Inc.

March 01, 2022

Based upon the foregoing examination, and subject to further assumptions and qualifications set forth herein, it is our opinion that:

1. The Plan Shares have been duly authorized and, when the Plan Shares have been issued upon full payment in accordance with the terms of the Plan and any awards made under the Plan (and any agreements or certificates issued in accordance with the Plan), the Plan Shares will be validly issued, fully paid and nonassessable.

2. The Resale Shares have been duly authorized and validly issued and are fully paid and nonassessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States and the Delaware General Corporation Law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Plan Shares will be issued and the Resale Shares were issued in compliance with all applicable state securities or blue sky laws.

This opinion letter speaks only as of the date hereof. We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ AKERMAN LLP

AKERMAN LLP

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